Exhibit 99.3

Intevac Announces Appointment of Ryan L. Vardeman to Board of Directors

SANTA CLARA, Calif, November 11, 2024 – Intevac, Inc. (Nasdaq: IVAC), a leading supplier of thin-film processing systems, today announced the appointment of Ryan L. Vardeman to its board of directors (the “Board”), effective immediately. Mr. Vardeman is a principal and co-founder of Palogic Value Fund, L.P. (“Palogic”), which is a substantial shareholder of Intevac.

“We are pleased to welcome Ryan to the Board,” said Kevin Barber, chair of the Board. “We look forward to Ryan’s contributions as a director and believe that he will further enhance the strength of our Board as we focus on building value for all stockholders.”

“I believe that Intevac is an outstanding company,” said Mr. Vardeman. “I look forward to working with the Board and supporting the management team as they continue to execute on initiatives to improve profitability, drive greater operational efficiency and enhance value creation.”

In connection with the appointment of Mr. Vardeman, Intevac and Palogic entered into a customary cooperation agreement. This agreement will be included as an exhibit to a Current Report on Form 8-K, which will be filed by Intevac with the Securities and Exchange Commission.

About Ryan L. Vardeman

Mr. Vardeman serves as a principal and co-founder of Palogic Value Management, L.P., a Dallas, Texas based investment management company, a position he has held since January 2007. Mr. Vardeman has extensive corporate strategy, operating, financial and investment experience including capital structure analysis, a focus on small-cap equities, and investing in a broad range of industries with an emphasis on technology and software companies. Mr. Vardeman holds a B.S. in Electrical Engineering and Computer Science from Texas Tech University and an M.B.A. from the Owen Graduate School of Management at Vanderbilt University. He previously served on the board of directors of Bsquare Corporation.

About Intevac

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we deploy our materials science expertise primarily to the hard disk drive (HDD) industry. Our industry-leading 200 Lean® platform is our flagship system, supporting the majority of the world’s capacity for HDD disk media production, including the vast majority of the industry’s most advanced, leading-edge, heat-assisted magnetic recording (HAMR) media. The majority of Intevac’s HDD business for the last several years has been focused on enabling the upgrades of the installed base of worldwide media capacity in close partnership with our HDD customers, thus enabling their technology roadmaps. For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: quotations from officials of Intevac and Intevac’s plans and expectations for value creation. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from Intevac’s expectations. These risks include, but are not limited to, global macroeconomic conditions and supply chain challenges including shipment delays, availability of components, and freight, logistics and other disruptions, and changes in market dynamics that could change the forecasts and delivery schedules for both our systems and upgrades, each of which could have a material impact on our business, our financial results, and Intevac’s stock price. These risks and other factors are detailed in Intevac’s periodic filings with the U.S. Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q.

All forward-looking statements in this press release are based on information available to Intevac as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

CONTACTS

Cameron McAulay

Chief Financial Officer

(408) 986-9888

Claire McAdams

Investor Relations

(530) 265-9899